Exhibit (i)(2)

                               CONSENT OF COUNSEL


               We consent to the reference to our Firm under the heading "Counsel" in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of Morgan Keegan Select Fund, Inc. as filed with the Securities and Exchange Commission on or about August 28, 2008.

/s/ PAUL HASTINGS, JANOFSKY & WALKER LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
August 28, 2008